Exhibit 99.1

Section 13(r) Disclosure

The disclosures reproduced below were initially included in periodic reports filed with the Securities and Exchange Commission by Blackstone Inc. (“Blackstone”) with respect to the fiscal quarters ended March 31, 2023, June 30, 2023, September 30, 2023 and December 31, 2023, in accordance with Section 13(r) of the Securities Exchange Act of 1934, as amended, in regard to Mundys S.p.A. (formerly, “Atlantia S.p.A.”). Mundys S.p.A. may be, or may have been at the time considered to be, an affiliate of Blackstone, and therefore an affiliate of Bumble Inc. (“Bumble”). Bumble did not independently verify or participate in the preparation of the disclosure reproduced below.

Blackstone included the following disclosure in its Form 10-Q for the period ended March 31, 2023:

Mundys S.p.A. (formerly “Atlantia S.p.A.”) provided the disclosure reproduced below in connection with activities during the quarter ended March 31, 2023. We have not independently verified or participated in the preparation of this disclosure.

“Disclosure pursuant to Section 13(r) of the Securities Exchange Act of 1934. Funds affiliated with Blackstone first invested in Mundys S.p.A. (formerly “Atlantia S.p.A.”) on November 18, 2022 in connection with the voluntary public tender offer by Schema Alfa S.p.A. for all of the shares of Mundys S.p.A., pursuant to which such funds obtained a minority non-controlling interest in Mundys S.p.A. Mundys S.p.A. owns and controls Aeroporti di Roma S.p.A. (“ADR”), an operator of airports in Italy including Leonardo da Vinci-Fiumicino Airport. Iran Air has historically operated periodic flights to and from Leonardo da Vinci-Fiumicino Airport as authorized, from time to time, by an aviation-related bilateral agreement between Italy and Iran, scheduled in compliance with European Regulation 95/93, and approved by the Italian Civil Aviation Authority. ADR, as airport operator, is under a mandatory obligation to provide airport services to all air carriers (including Iran Air) authorized by the applicable Italian authority. The relevant turnover attributable to these activities (whose consideration is calculated on the basis of general tariffs determined by such independent Italian authority) in the quarter ended March 31, 2023 was less than €35,000. Mundys S.p.A. does not track profits specifically attributable to these activities.”

Blackstone included the following disclosure in its Form 10-Q for the period ended June 30, 2023:

Mundys S.p.A. (formerly “Atlantia S.p.A.”) provided the disclosure reproduced below in connection with activities during the quarter ended June 30, 2023. We have not independently verified or participated in the preparation of this disclosure.

“Disclosure pursuant to Section 13(r) of the Securities Exchange Act of 1934. Funds affiliated with Blackstone first invested in Mundys S.p.A. on November 18, 2022 in connection with the voluntary public tender offer by Schema Alfa S.p.A. for all of the shares of Mundys S.p.A., pursuant to which such funds obtained a minority non-controlling interest in Mundys S.p.A. Mundys S.p.A. owns and controls Aeroporti di Roma S.p.A. (“ADR”), an operator of airports in Italy including Leonardo da Vinci-Fiumicino Airport. Iran Air has historically operated periodic flights to and from Leonardo da Vinci-Fiumicino Airport as authorized, from time to time, by an aviation-related bilateral agreement between Italy and Iran, scheduled in compliance with European Regulation 95/93, and approved by the Italian Civil Aviation Authority. ADR, as airport operator, is under a mandatory obligation to provide airport services to all air carriers (including Iran Air) authorized by the applicable Italian authority. The relevant turnover attributable to these activities (whose consideration is calculated on the basis of general tariffs determined by such independent Italian authority) in the quarter ended June 30, 2023 was less than €50,000. Mundys S.p.A. does not track profits specifically attributable to these activities.”

Blackstone included the following disclosure in its Form 10-Q for the period ended September 30, 2023:

Mundys S.p.A. (formerly “Atlantia S.p.A.”) provided the disclosure reproduced below in connection with activities during the quarter ended September 30, 2023. We have not independently verified or participated in the preparation of this disclosure.

“Disclosure pursuant to Section 13(r) of the Securities Exchange Act of 1934. Funds affiliated with Blackstone first invested in Mundys S.p.A. on November 18, 2022 in connection with the voluntary public tender offer by Schema Alfa S.p.A. for all of the shares of Mundys S.p.A., pursuant to which such funds obtained a minority non-controlling interest in Mundys S.p.A. Mundys S.p.A. owns and controls Aeroporti di Roma S.p.A. (“ADR”), an operator of airports in Italy including Leonardo da Vinci-Fiumicino Airport. Iran Air has historically operated periodic flights to and from Leonardo da Vinci-Fiumicino Airport as authorized, from time to time, by an aviation-related bilateral agreement between Italy and Iran, scheduled in compliance with European Regulation 95/93, and approved by the Italian Civil Aviation Authority. ADR, as airport operator, is under a mandatory obligation to provide airport services to all air carriers (including Iran Air) authorized by the applicable Italian authority. The relevant turnover attributable to these activities (whose consideration is calculated on the basis of general tariffs determined by such independent Italian authority) in the quarter ended September 30, 2023 was less than €65,000. Mundys S.p.A. does not track profits specifically attributable to these activities.”

Blackstone included the following disclosure in its Form 10-K for the period ended December 31, 2023:

Mundys S.p.A. (formerly “Atlantia S.p.A.”) provided the disclosure reproduced below in connection with activities during the fiscal year ended December 31, 2023. We have not independently verified or participated in the preparation of this disclosure.

“Disclosure pursuant to Section 13(r) of the Securities Exchange Act of 1934. Funds affiliated with Blackstone first invested in Mundys S.p.A. on November 18, 2022 in connection with the voluntary public tender offer by Schema Alfa S.p.A. for all of the shares of Mundys S.p.A., pursuant to which such funds obtained a minority non-controlling interest in Mundys S.p.A. Mundys S.p.A. owns and controls Aeroporti di Roma S.p.A. (“ADR”), an operator of airports in Italy including Leonardo da Vinci-Fiumicino Airport. Iran Air has historically operated periodic flights to and from Leonardo da Vinci-Fiumicino Airport as authorized, from time to time, by an aviation-related bilateral agreement between Italy and Iran, scheduled in compliance with European Regulation 95/93, and approved by the Italian Civil Aviation Authority. ADR, as airport operator, is under a mandatory obligation to provide airport services to all air carriers (including Iran Air) authorized by the applicable Italian authority. The relevant turnover attributable to these activities (whose consideration is calculated on the basis of general tariffs determined by such independent Italian authority) in the fiscal year ended December 31, 2023 was less than €210,000. Mundys S.p.A. does not track profits specifically attributable to these activities.”